Exhibit A
                                CSW Energy, Inc.
                           Consolidated Balance Sheet
                                  June 30, 1998
                                   (Unaudited)
                                    ($000's)


                  Assets

Current Assets
   Cash and cash equivalents                                $ 26,404
   Accounts receivable                                        17,222
   Prepaid expenses                                              370
                                                          -----------
           Total current assets                               43,996
                                                          -----------

Investments In and Advances to Energy Projects               112,785

Notes Receivable - Affiliate                                   5,912

Notes Receivable                                              63,421

Other Assets
   Construction in progress and project development costs     28,159
  Property, Plant, and Equipment, net                        195,973
   Other - net                                                 8,574
                                                          -----------
          Total other assets                                 232,706
                                                          -----------
                Total assets                               $ 458,820
                                                          ===========


   Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                         $ 20,607
   Accrued liabilities and other                               7,852
                                                          -----------
           Total current liabilities                          28,459
                                                          -----------

Long Term Debt                                               199,866

Deferred Income Taxes                                         48,177

Other                                                         53,518
                                                          -----------
           Total liabilities                                 330,020
                                                          -----------

                                                          -----------
Minority Interest                                           $ 16,536
                                                          -----------

Shareholder's Equity
   Common stock                                                    1
   Additional paid-in-capital                                108,139
   Accumulated retained earnings                               4,124
                                                          -----------
          Total shareholder's equity                         112,264
                                                          -----------
             Total liabilities, shareholder's equity
              and minority interest                        $ 458,820
                                                          ===========